EXHIBIT 10.1

SECOND AMENDMENT TO THE IRON MOUNTAIN INCORPORATED

2002 STOCK INCENTIVE PLAN

1.            Section 3 of the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “2002 Plan”) is amended by deleting the number “3,352,543” and inserting therefor “8,352,543.”

2.            Except as hereinabove amended, the provisions of the 2002 Plan shall remain in full force and effect.